Exhibit 15





            ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT





ROYAL CASKET DISTRIBUTION COMPANY


           We hereby acknowledge our awareness of the filing of our report on unaudited financial information for the period ending June 30, 2002, relating to the financials of Royal Casket Distribution Corporation, and the use of such financial information in its quarterly report filed on Form 10-QSB in accordance with Section 13 of the Securities Exchange Act of 1934.





                                                           MICHAELSON & CO., CPA








August 9, 2002
West Palm Beach, Florida




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